EXHIBIT 5.1

                                                       BUSH ROSS
                                                       ATTORNEYS AT LAW

                                                       220 South Franklin Street
                                                       Tampa, Florida 33602-5330
                                                       (813) 224-9255[Phone]
                                                       (813) 223-9620 [Fax]
                                                       www.bushross.com

RANDY K. STERNS                                        Mailing Address:
RSTERNS@BUSHROSS.COM                                   Post Office Box 3913
(813) 204-6401 [DIRECT LINE]                           Tampa, Florida 33601-3913


                                February 7, 2006


Technology  Research  Corporation
5250  140th  Avenue  North
Clearwater,  FL  33760

     We have represented Technology Research Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including exhibits thereto (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 250,000 shares of the Company's common stock, par value $.51 per share (the "Shares"), to be issued pursuant to options granted or to be granted under the Technology Research Corporation 1996 Stock Option Performance Plan (the "Plan").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Articles of Incorporation of the Company, as amended to date, the By-Laws of the company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based  upon  the  foregoing,  we  are  of  the  following  opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Florida.

     2. The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of Florida and express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission thereunder.


                                             Very  truly  yours,

                                             BUSH, ROSS, P.A.

                                             By: /s/ Randy K. Sterns
                                                 ---------------------
                                                 Randy K. Sterns, Shareholder

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